CONSENT OF DORSEY & WHITNEY LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-____) and related Prospectus of Curative Health Services, Inc. dated June 28, 1996 filed with the Securities and Exchange Commission.


                                         /s/ Dorsey & Whitney LLP

Minneapolis, Minnesota
June 28, 1996